Exhibit 21.1

BAKER HUGHES, a GE company
SIGNIFICANT SUBSIDIARIES
December 31, 2018

Subsidiary	Jurisdiction	Percentage Ownership
EHHC NewCo LLC	Delaware	100%
CFC Holdings LLC	Delaware	100%
Baker Hughes, a GE company, LLC	Delaware	Note (1) *
US SCS Partner LLC	Delaware	100%
Baker Hughes International Partners Holdings SCS	Luxembourg	Note (2)
Baker Hughes International Partners S.à r.l.	Luxembourg	100%
Baker Hughes International Holdings, S.à r.l.	Luxembourg	Note (3)
BJS Holdings 2 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 4 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings II B.V.	Netherlands	100%
Baker Hughes Holdings 3 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 5 S.à r.l.	Luxembourg	100%
Baker Hughes International Coöperatief U.A.	Netherlands	100%
Baker Hughes Holdings I B.V.	Netherlands	100%
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg	Note (4)
Baker Hughes Nederland Holdings B.V.	Netherlands	100%

(1)	Baker Hughes, a GE company, LLC
	*EHHC NewCo LLC - the Managing Partner	36.075425%
	CFC Holdings	3.752596%
	Baker Hughes, a GE company	9.778357%
	Other subsidiaries of General Electric Company	50.393622%
(2)	Baker Hughes International Partners Holdings SCS
	Baker Hughes, a GE company, LLC	98.998755%
	US SCS Partner LLC	1.001245%
(3)	Baker Hughes International Holdings S.à r.l.
	Baker Hughes International Partners S.à r.l.	99.9500%
	Other subsidiaries of Baker Hughes, a GE company, LLC	0.0500%
(4)	Baker Hughes Luxembourg Holdings S.C.A.
	Baker Hughes Holdings I B.V.	37.6972%
	Other subsidiaries of Baker Hughes, a GE company, LLC	62.3008%